CONSENT OF INDEPENDENT AUDITORS

The Trustees and Shareholders
Evergreen Equity Trust

We consent to the use of our report dated September 7, 2001 for Evergreen Value Fund, a portfolio of Evergreen Equity Trust, incorporated herein by reference and to the reference to our firm under the caption "FINANCIAL STATEMENTS AND EXPERTS" in the Prospectus/Proxy Statement.

                                                     /s/ KPMG LLP


Boston, Massachusetts
February __, 2002